Exhibit 10.28
                                LICENSE AGREEMENT

      This License Agreement ("Agreement"), effective as of the 1st day of January, 2003 ("Effective Date"), is entered into by and between Seiko Epson Corporation, a corporation organized and existing under the laws of Japan, with its principal place of business at 3-5 Owa, 3-chome, Suwa-shi, Nagano-ken, 392-8502 Japan and TransAct Technologies Incorporated, a Delaware corporation with its principal place of business at 7 Laser Lane, Wallingford, Connecticut (the "Parties");

      WHEREAS, TransAct (as defined herein) and EPSON (as defined herein) each desire to enter into a mutually beneficial cross-license relating to Licensed Products (as defined herein);

      WHEREAS, TransAct wishes to obtain a license under the EPSON Licensed Patents (as defined herein), and EPSON is willing to grant such a license to TransAct, subject to the terms, conditions, representations and warranties set forth herein;

      WHEREAS, EPSON wishes to obtain a license under the TransAct Licensed Patents (as defined herein), and TransAct is willing to grant such a license to EPSON, subject to the terms, conditions, representations and warranties set forth herein;

      NOW, THEREFORE, in accordance with the foregoing recitals, and in consideration of the mutual agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

I.          DEFINITIONS

      1.01 Definitions. As used in this Agreement, the following defined terms shall have the meanings set forth below:

      "EPSON" shall mean Seiko Epson Corporation and any parent, Subsidiary, Affiliate, predecessor or successor thereto.

      "EPSON Licensed Patents" shall mean the U.S. Patents listed on Exhibit A hereto and all continuations, continuations-in-part, divisions, reissues and re-examinations based thereon and all corresponding foreign patents and patent applications that are counterpart to, claim priority from, or are the basis of priority of any of the foregoing.

      "TransAct Licensed Products" shall mean **

          ** Confidential treatment requested.

      "Epson Licensed Products" shall mean **

      "TransAct" shall mean TransAct Technologies Incorporated and any parent, Subsidiary, Affiliate, predecessor or successor thereto.

      "TransAct Licensed Patents" shall mean the U.S. Patents listed on Exhibit B hereto and all continuations, continuations-in-part, divisions, reissues and re-examinations based thereon and all corresponding foreign patents and patent applications that are counterpart to, claim priority from, or are the basis of a claim of priority in any of the foregoing.

      "Subsidiary(ies)" and "Affiliate(s)" shall mean any corporation, company or other business entity which directly or indirectly through one or more intermediaries, is controlled by, is under common control with, or which controls EPSON or TransAct, respectively. For purposes of this definition, control means the direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding shares or stock or other ownership interest representing the right to vote in general meetings of shareholders or owners or for the election of directors or their equivalents regardless of the form thereof, on the date this Agreement is executed or thereafter. Such corporation, company or other business entity shall be deemed to be a Subsidiary or Affiliate for the purposes of this Agreement only so long as such ownership or control exists.

      1.02 Use of Defined Terms. The definitions in this Paragraph shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

II. GRANT OF LICENSE

      2.01 License Grant From TransAct to EPSON. TransAct grants to EPSON a paid-up world-wide, non-exclusive license under the TransAct Licensed Patents for the term of this Agreement to make, have made, import, use, offer to sell and sell Epson Licensed Products. **.

      2.02 License Grant From EPSON to TransAct. EPSON grants to TransAct a world-wide, non-exclusive license under the EPSON Licensed Patents for the term of this Agreement to make, have made, import, use, offer to sell and sell Transact Licensed Products. This license shall be royalty-bearing as set forth in Paragraph V below.

      ** Confidential treatment requested

III.  RELEASES

      3.01 Release From TransAct. Based on the consideration provided in this Agreement, TransAct hereby releases and forever discharges EPSON, its Subsidiaries and Affiliates, and their respective directors, shareholders, officers, attorneys, agents, employees, distributors, customers and other downstream users of EPSON Licensed Products, with regard to TransAct Licensed Patents, from every claim and cause of action of any kind whatsoever, whether or not now known, that TransAct ever had or on the Effective Date has against EPSON as to EPSON Licensed Products and TransAct Licensed Patents. After consultation with counsel, TransAct expressly waives the provisions of California Civil Code
Section 1542, which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." TransAct, being aware of the above code section, also waives any right or benefit to which it may be entitled under any other similar statute or common law principle to the extent permitted by law.

      3.02 Release From EPSON. Based on the consideration provided in this Agreement, EPSON hereby releases and forever discharges TransAct, its Subsidiaries and Affiliates, and their respective directors, shareholders, officers, attorneys, agents, employees, distributors, customers and other downstream users of Transact Licensed Products, with regard to EPSON Licensed Patents, from every claim and cause of action of any kind whatsoever, whether or not now known, that EPSON ever had or on the Effective Date has against TransAct as to TransAct Licensed Products and EPSON Licensed Patents. After consultation with counsel, EPSON expressly waives the provisions of California Civil Code
Section 1542, which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." EPSON, being aware of the above code section, also waives any right or benefit to which it may be entitled under any other similar statute or common law principle to the extent permitted by law.

IV.   OBLIGATION OF CONFIDENTIALITY

      4.01 TransAct and EPSON each agree that, without the prior written consent of the other Party hereto or unless required by law, statute, rule, regulation (including the disclosure requirements of the SEC) or order of a Court or other tribunal or administrative agency of competent jurisdiction, regulation of a securities market (e.g., NASDAQ), it shall not disclose to any third party the terms of this Agreement or any confidential information regarding the other Party hereto or the business of such other Party which has been made available to it, except that the terms of this Agreement may be disclosed to outside auditors and outside legal counsel, provided that such outside auditors and legal counsel agree to maintain the contents of this Agreement in confidence to the extent required by this Paragraph. Any confidentiality obligations imposed on the Parties under this Agreement shall survive the termination of this Agreement.

      4.02 Notwithstanding any other provision of this Agreement, TransAct shall have the right to disclose to any third party the existence of this Agreement and EPSON's status as a licensee of TransAct's patents for consideration, as appropriate, in connection with enforcing any of TransAct's patents or to prospective licensees of TransAct's patents. TransAct may also publicly disclose that it has entered into a cross-license agreement with EPSON, but may not publicly disclose the specific terms thereof.

      4.03 Notwithstanding any other provision of this Agreement, EPSON shall have the right to disclose to any third party, the existence of this Agreement and TransAct's status as a licensee of EPSON's patents for a running royalty, as appropriate, in connection with enforcing any of EPSON's patents or to prospective licensees of EPSON's patents. EPSON may also publicly disclose that it has entered into a cross-license agreement with TransAct wherein TransAct pays a running royalty to EPSON, but may not publicly disclose the specific terms thereof.

V.    PAYMENTS

      5.01 Payments. In consideration for past sales, TransAct shall pay ** The obligations of TransAct to make the foregoing payments shall be absolute and unconditional. All payments shall be made by wire transfer to the following EPSON account:

      **

      5.02 Royalties. TransAct shall also pay EPSON royalties in the amount of ** for each TransAct Licensed Product, covered by any claim of any of the EPSON Licensed Patents, made, had made, imported, used or sold by any TransAct entity in the United States, or any other country where such EPSON Licensed Patent exists, beginning on the Effective Date and continuing for the life of the last to survive of the EPSON Licensed Patents. Without affecting the interpretation of the definition of TransAct Licensed Products in Paragraph 1.01 and the use of that definition in this Paragraph 5.02, the phrase "covered by

      ** Confidential treatment requested
any claim of any of the EPSON Licensed Patents" as used in the previous sentence shall be interpreted to include, but not be limited to: (1) "TransAct Licensed Products" wherein the product offered to a customer includes the option to utilize EPSON Licensed Patents ESC/POS Function and/or Command, if such utilization would result in infringement; (2) TransAct Licensed Products wherein software is supplied to the customer including EPSON Licensed Patents ESC/POS Function and/or Command, if such software would result in infringement; or (3) TransAct Licensed Products wherein the customer may select EPSON Licensed Patents ESC/POS Function and/or Command from a series of offered commands, if such selection would result in infringement. Such payments shall be due and payable upon the first invoicing or shipment by any TransAct entity. Each TransAct Licensed Product shall be considered "sold" under this Agreement when billed to the purchaser, or if not billed, then when shipped; or when paid for, if paid for by the purchaser before shipment. TransAct shall pay such royalties to EPSON on a quarterly basis, i.e. on each period ending March 31st, June 30th, September 30th and December 31st. Each payment shall be made within thirty (30) days of the end of each quarter. For calendar year 2003, all royalties shall be paid no later than thirty (30) days after the last Party executes this Agreement, and shall cover the period from January 1, 2003 to December 31, 2003. No royalties shall be due for TransAct's sale of printers to any third party that is already obligated to pay EPSON royalties relating to the sale or use of TransAct Licensed Products. In the event of a return of a sold product for which a royalty has been paid or is due, and a substitute or replacement product is provided in exchange for the sold product (e.g., warranty return and exchange), no additional royalty shall be due for the substitute or replacement product provided in exchange. In addition, TransAct shall be entitled, with respect to any product sold for which royalties have been paid or are due, to a credit for such royalties in the event the product is returned to TransAct and no royalty-bearing product is provided in exchange for such returned product.

      5.03 Non-refundability. All payments made under this Agreement are non-refundable, except to the extent of any adjustments for payment calculation errors or product returns.

VI.   WARRANTIES AND REPRESENTATIONS

      6.01 EPSON represents and warrants that it is the sole and exclusive owner of all right, title and interest (including all right of recovery for any and all past infringement thereof) in and to the EPSON Licensed Patents and has the right to grant the license and release granted herein. EPSON further represents and warrants that it is currently not aware of infringement of any EPSON patents (other than the EPSON Licensed Patents) by any of the TransAct Licensed Products, and that as a result it currently has no plans to sue TransAct for patent infringement with respect to the TransAct Licensed Products.

      6.02 TransAct represents and warrants that it is the sole and exclusive owner of all right, title and interest (including all right of recovery for any and all past infringement thereof) in and to the TransAct Licensed Patents and has the right to grant the license and release granted herein.

      6.03 Each Party acknowledges that it has been represented by counsel in connection with the negotiation, drafting and execution of this Agreement.

VII.  LIMITATIONS

      7.01 The license granted by EPSON to TransAct in Paragraph 2.02 is non-assignable and non-sublicenseable to any person or entity, unless prior written consent is provided by EPSON, with the exception that the rights shall be transferable in connection with a merger, consolidation or purchase of all or substantially all of the assets of the business to which this Agreement pertains. In such cases, however, the license shall not extend to other products or product lines of the merger or consolidation partner or the purchaser.

      The license granted by TransAct to EPSON in Paragraph 2.01 is non-assignable and non-sublicenseable to any person or entity, unless prior written consent is provided by TransAct, with the exception that the rights shall be transferable in connection with a merger, consolidation or purchase of all or substantially all of the assets of the business to which this Agreement pertains. In such cases, however, the license shall not extend to other products or product lines of the merger or consolidation partner or the purchaser.

      7.02 The releases and licenses granted to the receiving Party, as set forth above, are applicable only to products, equipment, devices, systems, processes and services manufactured, sold, offered for sale, exported, imported, received, purchased, produced, constructed, installed, used, developed or provided by or for the receiving Party, and are not intended as and are not the grant of a general release or license or any other rights under the Licensed Patents to any third party not expressly licensed or released under this Agreement. The Party granting the releases and licenses set forth above specifically retains all its rights under its Licensed Patents (including the right to bring suit for patent infringement) against any such third parties not expressly released or licensed under this Agreement.

      7.03 In no event shall either Party or its Subsidiaries or Affiliates be liable to the other Party or its Subsidiaries or Affiliates or to any third party, for any indirect, special, incidental, or consequential losses or damages arising in any manner from this Agreement, including the performance or non-performance of obligations hereunder, whether a claim is brought in contract, tort or other legal theory.

      7.04 Nothing contained in this Agreement shall be construed as:

      (a) an agreement to prosecute actions or suits against third parties for infringement or conferring any rights to bring or prosecute actions or suits against third parties; or

      (b) conferring the right to use in advertising or publicity any trademark, trade name, or any contraction, abbreviation thereof or adaptation thereof, of either Party;

      (c) conferring by implication estoppel or otherwise any license or rights other than as specifically set forth herein;

      (d) an admission by EPSON that any claims of the TransAct Licensed Patents are valid, enforceable or infringed by EPSON;

      (e) an admission by TransAct that any claims of the EPSON Licensed Patents are valid, enforceable or infringed by TransAct; or

      (f) an obligation on the part of either Party to furnish any technical information or know-how to the other Party.

      7.05 Each Party represents and warrants that it is a corporation in good standing under the laws where it is incorporated; that it has the right and authority to enter into this Agreement on behalf of itself and its Subsidiaries and Affiliates; that it has obtained all corporate approvals necessary to enter into this Agreement on behalf of itself and its Subsidiaries and Affiliates; and that this Agreement is valid and binding and enforceable in accordance with its terms.

      7.06 In case that a Party assigns or sells a part of or all of its Licensed Patents to a third party or a third person after execution of this Agreement, the licenses granted under Paragraphs 2.01 or 2.02 will continue to be effective and enforced during the term defined in Paragraph 8.01, provided that the obligations under this Agreement continue to be fulfilled.

VIII. TERM

      8.01 Except as provided in Paragraph 8.03, this Agreement and the license granted from EPSON to TransAct of Paragraph 2.02 shall continue for the remainder of the life of the last to expire of the EPSON Licensed Patents. Except as provided in Paragraph 8.03, the license granted from TransAct to EPSON of Paragraph 2.01 shall continue for the life of the last to expire of the TransAct Licensed Patents.

      8.02 Effect of Expiration, Invalidation, etc. In the event that (i) all of the EPSON Licensed Patents expire, (ii) all of the claims of the EPSON Licensed Patents are canceled, invalidated or rendered unenforceable by any agency, tribunal or court of competent jurisdiction, or (iii) any agency, tribunal or court of competent jurisdiction determines that EPSON is not the owner of all right, title or interest in all of the EPSON Licensed Patents, TransAct may cease paying, and shall have no obligation to pay, royalties with respect to TransAct Licensed Products.

      8.03 Termination. If a Party ("defaulting party") materially breaches this Agreement, the other Party ("non-defaulting party") may give defaulting party written notice of such material breach, and if, within sixty (60) days after such notice, defaulting party fails to remedy such material breach, then in addition to its other legal remedies, non-defaulting party shall have the right to terminate this Agreement, effective upon written notice to that effect. Termination by either Party under this Paragraph shall terminate the entire Agreement, including all licenses granted herein to each Party, except that the following provisions shall survive: (i) the release granted by TransAct under Paragraph 3.01, (ii) the release granted by EPSON under Paragraph 3.02, if payments are made within the time limits set forth in Paragraph 5.01, and (iii) any other provision for which survival of termination is expressly stated in this Agreement.

IX.   REPORTS AND AUDIT

      9.01 Royalty Report. TransAct shall provide royalty reports, concurrent with its royalty payments, to EPSON. Such royalty reports shall account for all TransAct Licensed Products, made or sold worldwide by all TransAct entities during the preceding quarter (or quarters as to the initial report), and include information stating the number of units sold for each model number or other product designation, the total number of units sold and the amount of royalties paid to EPSON for the relevant quarter.

      9.02 Audit. EPSON shall be entitled to an audit of TransAct's applicable financial records, at EPSON's expense, by an independent auditor designated by EPSON, not engaged on a contingency basis, and approved by TransAct (whose approval shall not be unreasonably withheld), once every twelve months in order to verify the accuracy of the quarterly royalty reports provided by TransAct. In the event that royalties due for any time period are determined by the independent auditor to be at least 5% greater than the royalties paid for that time period, TransAct shall pay the difference plus prime-rate interest and shall reimburse EPSON for the costs of the audit within 15 days of receiving the report from the auditor.

      9.03 Audit Procedures. Any such audit pursuant to Paragraph 9.02 shall be conducted after 30 days prior notice, during normal business hours and at the location(s) where TransAct's books and records are normally kept. Such audits and the results thereof shall be confidential (except for use, subject to reasonable protective orders to which the Parties shall stipulate, in connection with proceedings to compel a correcting payment as set forth in Paragraph 9.02). The auditor shall report to EPSON the amount, if any, of royalties that TransAct has underpaid and shall not disclose to EPSON underlying information beyond what is required by Paragraph 9.02. The auditor shall provide a copy of its report to TransAct concurrently with reporting to EPSON.

X.    PATENT MARKING

      10.01 TransAct shall mark as soon as practical but within ninety (90) days after the date on which this Agreement is executed by the last Party to sign the Agreement each TransAct Licensed Product manufactured or sold by TransAct after such date in accordance with the relevant law pertaining to patent marking.

      10.02 EPSON shall mark as soon as practical but within ninety (90) days after the date on which this Agreement is executed by the last Party to sign the Agreement each EPSON Licensed Product manufactured or sold by EPSON after such date in accordance with the relevant law pertaining to patent marking.

XI.   MISCELLANEOUS

      11.01 Limitation of Liability. Notwithstanding anything else in this Agreement or otherwise, no Party will be liable to any other Party or any other person or entity with respect to any subject matter of this Agreement under any contract, negligence, strict liability or other legal or equitable theory for any (A) indirect, incidental, special or consequential damages or (B) lost profits or lost business, even if the remedies provided for in this Agreement fail of their essential purpose and even if any Party has been advised of the possibility of probability of such damages.

      11.02 Force Majeure. If for some reasons of Force Majeure, as hereinafter defined, any Party fails to comply with its obligations hereunder, such failure shall not constitute breach of contract. For the purpose of this Article, Force Majeure shall mean acts of God; acts, regulations or laws of any government; war; civil commotion; destruction of production facilities or materials; fire, earthquake or storm; labor disturbances; failure of public utilities or common carriers and any other causes beyond the reasonable control of any Party.

      11.03 Assignment. This Agreement may not be assigned by TransAct or EPSON without the prior written consent of the other Party which consent shall not be unreasonably withheld; provided, however, that TransAct or EPSON may assign or transfer this Agreement in whole to any third party without prior consent, together with the sale of all or substantially all of the business of TransAct or EPSON to which its Licensed Products relate, and together with its Licensed Patents, respectively, to such third party, provided that all obligations as well as rights are transferred to and assumed by such third party. The sale includes mergers, consolidation partners or purchasers of all or substantially all of the business. This Agreement shall be binding upon and inure to the benefit of the Parties, their respective mergers, consolidation partners, purchasers, successors and assigns. Further, in such cases, however, the license of Paragraph 2.01 or 2.02 shall not extend to other products or product lines of the mergered company, the acquirer, the consolidation partners, the purchasers, the successors or the assigns.

      11.04 Notices. All notices, requests and other communications hereunder must be in writing in the English language and will be deemed to have been duly given only if delivered personally or by confirmed facsimile transmission or by confirmed mail (first class or air mail in the case of international correspondence, postage prepaid with return or delivery receipt) or by an internationally recognized common carrier's overnight courier (providing a return or delivery receipt) to the Parties at the following addresses or facsimile:

         If to EPSON:

         Seiko Epson Corporation
         Director, Intellectual Property Division
         3-5, Owa 3-chome, Suwa-shi
         Nagano-ken, 392-8502 Japan
         Facsimile: 81-266-58-3243

         If to TransAct:

         TransAct Technologies Incorporated
         7 Laser Lane
         Wallingford, CT 06492
         USA
         Facsimile: (203) 949-9048

All such notices, requests and other communications shall (i) if delivered personally to the address as provided in this Paragraph 11.04, be deemed given upon delivery, (ii) if delivered by confirmed facsimile transmission to the facsimile number provided in this Paragraph 11.04, be deemed given upon receipt, and (iii) if delivered by mail or overnight courier in the manner described above to the address provided in this Paragraph 11.04, be deemed given upon receipt. Any Party from time to time may change its address or facsimile number upon written notice to the other Party.

      11.05 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural law of the State of California.

      11.06 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all previous communications, representations, agreements or understandings, oral or written, between the Parties. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party hereto which specifically refers to this Agreement.

      11.07 Waiver. No express or implied waiver by any of the Parties to this Agreement of any breach of any term, condition or obligation of this Agreement by any other Party shall be construed as a waiver of any subsequent or continuing breach of that term, condition or obligation or of any other term condition or obligation of this Agreement of the same or of a different nature. A waiver of any term, condition or obligation of this Agreement shall be effectively only if set forth in a writing duly executed by or on behalf of each Party hereto.

      11.08 Severability: If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable present or future law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and consistent with the intent of the Parties when entering into this Agreement.

      11.09 Agency. No Party shall be deemed to be the agent or joint venturer of the other, and no Party is authorized to take any action binding upon any other Party.

      11.10 Counterparts and Headings. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both together will constitute one and the same instrument. All headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

      IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by the duly authorized representative of each Party hereto on the respective dates entered below:

TransAct Technologies Incorporated                  Seiko Epson Corporation

By:       /s/ Bart C. Shuldman                      By:      /s/ Minoru Usui
Title:    Chairman, President and CEO               Title:   Director
Date:    April 28, 2004                             Date:    May 17, 2004


                                    EXHIBIT A

                            SEIKO EPSON U.S. PATENTS

                            **


      ** Confidential treatment requested.

                                   EXHIBIT B

                             TRANSACT U.S. PATENTS

                                 **

      ** Confidential treatment requested.